Exhibit 24.1

Form of

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I,                      , a member of the board of Directors of WABCO Holdings Inc., a Delaware corporation, (the “Company”) hereby constitute and appoint the Chief Executive Officer, Chief Financial Officer, the Treasurer, the Controller, the Secretary, the Assistant Secretary and the Chief Human Resources Officer, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, to sign the Form 10-K Annual Report for the Company’s fiscal year ended December 31, 2009, and all amendments thereto, and to file the same with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated:
[Name]